[LOGO] OneTravel
       Holdings

OneTravel Holdings, Incorporated

5775 Peachtree Dunwoody Road, Building G Suite 300 Atlanta, GA 30346 o Tel 404-256-6620 o Fax 404-943-1094
(www.onetravelholdings.com)
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FOR IMMEDIATE RELEASE:

                OneTravel Holdings Signs Definitive Agreement to
                       Sell SunTrips Tour Business Assets

ATLANTA - January 28, 2006--OneTravel Holdings, Inc. (AMEX: OTV), a leading online and offline provider of travel and leisure services, announced today that it has signed a definitive agreement to sell substantially all of the assets of OTV's FS SunTours, Inc. subsidiary. FS operates SunTrips, a tour business that sells fully inclusive vacation packages originating out of Oakland to destinations primarily in Hawaii and Mexico. The purchaser is Crystal Hospitality Holdings, Inc. The terms of the purchase and sale agreement generally provide that the assets are being transferred to Crystal in exchange for the assumption of a substantial portion of FS SunTours' liabilities and a commitment by Crystal to invest an agreed amount of capital into the SunTrips operation. The Company did not announce a closing date, which is subject to customary closing conditions. Complete details of the definitive agreement will be provided in the Company's 8-K, which the Company intends to file shortly.

Commenting on the signing, OTV Chairman & CEO William Goldstein stated: "The SunTrips business has generated substantial losses for well in excess of one year and without a significant amount of capital available to support an acquisition strategy to bring the SunTrips business to a larger scale, it was prudent to divest the operation. This sale will allow OTV to focus solely on the online travel agency business that OTV operates through its Farequest Holdings and OneTravel subsidiaries. The sale will also improve OTV's balance sheet because of the substantial amount of liabilities that Crystal will assume."

Also commenting on the pending sale, Marc Bercoon, OTV President added: "Since our non-binding agreement with Crystal was announced in October 2005, Crystal has been performing its due diligence. When Crystal recently indicated that it was prepared to finalize an agreement, it was prudent for the Company to make every attempt to work with Crystal and close as soon as possible. We intend to review this transaction with our auditors to determine what impact it may have on the timing of completing the audit and filing the 10-K, as OTV is still working diligently to complete that process. We will also review this information with the American Stock Exchange regarding submitting a revised plan to achieve compliance with the AMEX continued listings standards."

Commenting on the purchase for Crystal, Peter Dugan stated: "We have great plans for SunTrips and we are looking forward to closing this transaction as soon as possible."

About OneTravel Holdings, Inc. (AMEX:OTV)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS (www.cheapseats.com) and OneTravel, Inc. (www.onetravel.com), both of which are leading online and offline providers of a full range of travel services, and FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand (www.suntrips.com). The Company derives additional revenue from operating other travel related web sites including www.discounthotels.com and www.11thhour.com.

                                     -MORE-

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. There is also no certainty that the transaction contemplated by the definitive agreement to sell the assets of FS SunTours, Inc. will close. The Company is also subject to those risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), including the Company's historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc., and that future financing, if available, will dilute the Company's current common stockholders, plus the Company's ability to maintain listing with the American Stock Exchange, which if not maintained could have an adverse affect on the Company's stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. For a complete description of the items approved at the annual stockholder's meeting, the Company's proxy statement is available for viewing in the Company's SEC filings.

Company Contact:                              Crystal Contact:
----------------                              ----------------
Marc Bercoon                                  Peter Dugan
President                                     Crystal Hospitality Holdings, Inc.
OneTravel Holdings, Inc.                      973-610-3403
mbercoon@onetravel.com
404-256-6620

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